Exhibit 99.2

99 Acquisition Group Inc. Announces Closing of $75,000,000 Initial Public Offering

GAITHERSBURG, MD, Aug. 22, 2023 – 99 Acquisition Group Inc. (the “Company”) announced today the closing of its initial public offering of 7,500,000 units at $10.00 per unit. The units are listed on Nasdaq Global Market (“Nasdaq”) and began trading on August 18, 2023, under the ticker symbol “NNAGU”. Each unit consists of one Class A ordinary share, one redeemable warrant and one right to receive one-fifth (1/5) of a Class A ordinary share upon the consummation of an initial business combination. Each redeemable warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares, rights and warrants will be traded on Nasdaq under the symbols “NNAG”, “NNAGW” and “NNAGR”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Company intends to use the net proceeds from the offering, and the simultaneous private placements of warrants, to consummate the Company’s initial business combination.

The Company is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Although the Company is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, it intends to focus its search for a target business in the real estate industry with an aggregate combined enterprise value of approximately $75 million to $150 million. The Company is led by Hiren Patel, Chairman and Chief Executive Officer.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) acted as the sole book running manager for the offering and Brookline Capital Markets acted as co-manager.

Loeb & Loeb LLP served as legal counsel to the Company. Winston & Strawn LLP served as counsel to EF Hutton.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement on Form S-1 (File No. 333-269923) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”), and became effective on August 14, 2023. A final prospectus relating to this offering was filed with the SEC on August 21, 2023. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering, the anticipated use of the net proceeds thereof and the Company’s search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Hiren Patel
Chairman and Chief Executive Officer

99 Acquisition Group, Inc.
(703) 371-4260
hpatel@intelvative.com